UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

FTC Solar, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2022, FTC Solar, Inc. (the “Company”) entered into Amendment No. 2 to Senior Secured Revolving Credit Facility with Barclays Bank PLC, as administrative agent, and the lenders party thereto (the “Amendment”), to amend the Company’s existing Senior Secured Revolving Credit Facility initially entered into on April 30, 2021, as amended on December 2, 2021 (the “Credit Facility Agreement”).

The Amendment, among other things, amends certain terms of the Credit Facility Agreement, including without limitation, to (i) amend the minimum liquidity financial covenant to adjust the minimum liquidity level from $125.0 million to $50.0 million until March 31, 2023 and (ii) set forth additional financial condition covenants and reporting requirements that apply if the Company does not maintain specified minimum liquidity from the effectiveness of the Amendment until the earlier of (x) March 31, 2023 and (y) the occurrence of certain specified conditions. The new financial condition covenants include the following: (i) if loans are outstanding, (x) the Company shall not have more than $25.0 million in unrestricted cash and cash equivalents for longer than three business days and (y) the ratio of the amount of (A) 75% of specified third party accounts receivables to (B) outstanding loans shall not be less than 1.10:1.00 at the end of each month and (ii) the Company shall limit the amount of cash it pays to third parties (net of all cash received by the Company (subject to certain exclusions)) to not more than $50.0 million, with the financial covenants described in the foregoing clauses (i)(y) and (ii) only being applicable if the Company fails to maintain specified minimum liquidity, with the Company currently maintaining such specified minimum liquidity as of the date hereof. Additionally, prior to March 31, 2023, the Company and its restricted subsidiaries under the Credit Facility Agreement are not permitted to (i) incur additional indebtedness for borrowed money, other than through the Credit Facility Agreement or specified permitted unsecured debt, or (ii) pay dividends, subject to specified exceptions. The Amendment also sets forth certain informational rights of the lenders.

The foregoing description of the Credit Facility Agreement and the Amendment is not complete and is qualified in its entirety by reference to the Senior Secured Revolving Credit Facility, by and among the Company, as borrower, the several financial institutions from time to time parties thereto, and Barclays Bank PLC, as an issuing lender, the swingline lender and as administrative agent, which is incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2021, as amended by Amendment No. 1 to Senior Secured Revolving Credit Facility, by and among the Company, as borrower, HSBC Bank USA, N.A. and Barclays Bank PLC, as an issuing lender and as administrative agent, which is incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022, and Amendment No. 2 to Senior Secured Revolving Credit Facility, by and among the Company, as borrower, Barclays Bank PLC, as administrative agent, and the lenders party thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Senior Secured Revolving Credit Facility, by and among FTC Solar, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date:	June 2, 2022	By:	/s/ Phelps Morris
Phelps Morris, Chief Financial Officer